UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 13, 2005

GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas	0-23113	75-1656431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Arkansas
Mt. Pleasant, Texas	75455
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (903) 572-9881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

          On June 13, 2005, Guaranty Bancshares, Inc. (the “Company”), a Texas corporation and the parent company of Guaranty Bond Bank, Mt. Pleasant, Texas, entered into an Agreement and Plan of Merger (the “Agreement”) with GB Facilitation, Inc. (“Newco”), a wholly owned subsidiary of the Company which provides for the merger of Newco with and into the Company. The purpose of the Agreement is to effect a “going private” transaction that will allow the Company to end its obligation to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  Subject to and in accordance with the terms of the Agreement, holders of fewer than 600 shares of Company common stock are entitled to receive $24.00 in cash for each share that they own as of the effective time of the merger.  Consummation of the transaction is subject to the satisfaction of certain conditions, including approval by the shareholders of the Company.

          The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(c)  Exhibits.  The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 13, 2005, by and between Guaranty Bancshares, Inc. and GB Facilitation, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCSHARES, INC.
(Registrant)

Dated: June 14, 2005	By:	/s/ TYSON T. ABSTON

Tyson T. Abston
President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 13, 2005, by and between Guaranty Bancshares, Inc. and GB Facilitation, Inc.

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